Exhibit 99.1

1100 Alakea Street, Suite 2900 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181 Website: www.brninc.com

CONTACT:	Alexander C. Kinzler
Chief Executive Officer and President

Russell M. Gifford
Executive Vice President and Chief Financial Officer

Tel: (808) 531-8400

BARNWELL INDUSTRIES, INC. REPORTS EARNINGS
FOR THE FIRST QUARTER ENDED DECEMBER 31, 2016

HONOLULU, HAWAII, February 9, 2017 -- Barnwell Industries, Inc. (NYSE MKT: BRN) today reported net earnings of $1,641,000 ($0.20 per share) for the three months ended December 31, 2016, as compared to a net loss of $1,409,000 ($0.17 per share) for the three months ended December 31, 2015.

Mr. Alexander C. Kinzler, Chief Executive Officer of Barnwell, commented, “The Company’s results improved dramatically, to net earnings of $1,641,000 for our first quarter of fiscal 2017 as compared to a net loss of $1,409,000 for fiscal 2016’s first quarter, primarily due to the success of our 2013 investment in the Kukio Resort land development partnerships. During the three months ended December 31, 2016, the Company received a percentage of sales payment of $1,678,000 and $497,000 in distributions while in the year earlier quarter ended December 31, 2015 the Company received a percentage of sales payment of $150,000 and no distributions. The success of the Kukio Resort land development partnerships also resulted in a $2,163,000 increase in equity in income from affiliates as compared to the same quarter last year, and a further cash distribution in January 2017 of $2,066,000.

“With the recent improvement in oil and natural gas prices the Company has continued its efforts to restart wells that had been shut in and look for growth opportunities in areas with which it is familiar. The Company is continuing its efforts to sell its New York City office as well as the vacant lot it owns on the Big Island of Hawaii.

“Barnwell ended the quarter with $16,738,000 in working capital which includes $15,360,000 in cash and cash equivalents.”

Barnwell Industries, Inc.
Page Two

The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts. These statements include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, and other similar statements. Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions. Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements. The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell’s expectations are set forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s annual report on Form 10-K for the last fiscal year and Barnwell’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

COMPARATIVE OPERATING RESULTS
(Unaudited)

	Quarter ended December 31,
	2016	2015

Revenues	$4,290,000	$1,874,000

Net earnings (loss) attributable to Barnwell Industries, Inc.	$1,641,000	$(1,409,000)

Net earnings (loss) per share – basic and diluted	$0.20	$(0.17)

Weighted-average shares and equivalent shares outstanding:

Basic and diluted	8,277,160	8,277,160